UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2023

Light & Wonder, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-11693	81-0422894
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119
(Address of principal executive offices)

(702) 897-7150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	LNW	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2023, Constance P. James notified Light & Wonder, Inc. (the “Company”) that she will resign as its Executive Vice President, Chief Financial Officer (“CFO”), Treasurer and Corporate Secretary and principal accounting officer, effective as of August 25, 2023 (the “Transition Date”), to pursue another opportunity that will allow her to further advance her long-term professional objectives outside the gaming industry. Effective as of the Transition Date, Oliver Chow, the Company’s current Senior Vice President of Corporate Finance, will assume the role of interim CFO and principal accounting officer until a permanent successor is appointed. The Company has commenced a search process to identify a permanent CFO and principal accounting officer and has engaged a leading executive search firm. The search will include both internal and external candidates. There are no disagreements between Ms. James and the Company’s Board of Directors or management and her departure is not related to the Company’s operations, policies, practices or any issues regarding the integrity of the Company’s financial statements or accounting policies and practices or the effectiveness of the Company’s internal control over financial reporting.

Mr. Chow, age 43, has served as Senior Vice President of Corporate Finance since October 2022. Mr. Chow has more than 15 years of financial leadership experience across the entertainment and gaming industries. Prior to joining the Company, he spent five years in senior-level finance roles at Aristocrat, most recently serving as Chief Financial Officer — Americas, EMEA and Customer Experience. Previously, he served in various financial roles with Universal Pictures, Deluxe Entertainment Services and JPMorgan Chase & Co. He holds a Bachelor of Science in Business Administration from the University at Albany, SUNY and an Executive Master of Business Administration from the UCLA Anderson School of Management.

Mr. Chow received the following compensation and benefits in his current position at the Company:  (1) aggregate base salary payments of $53,750 and $162,500 in respect of 2022 and 2023 (through the date hereof), respectively; (2) a cash sign-on bonus in 2022 of $154,875; (3) a sign-on equity award grant in 2022 with a fair market value of $199,982; (4) annual grants of equity awards in 2023 with an aggregate fair market value of $393,662; and (5) in order to compensate Mr. Chow for the period he could not work for the Company due to his non-compete obligations to his prior employer, aggregate payments in 2022 of $266,725. Other than such compensation arrangements, Mr. Chow has no interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On July 3, 2023 the Company issued a press release announcing the appointment of Mr. Chow as interim CFO and the departure of Ms. James as the Executive Vice President, CFO, Treasurer and Corporate Secretary and principal accounting officer.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in this Item 7.01 as well as in Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company, dated July 3, 2023.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHT & WONDER, INC.

By:	/s/ James Sottile
	Name:	James Sottile
	Title:	Executive Vice President and Chief Legal Officer

Date: July 3, 2023